Exhibit 5.1

April 14, 2023

AVITA MEDICAL, INC.

28159 Avenue Stanford, Suite 220

Valencia, CA 91355

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AVITA Medical, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 promulgated under the Act of the following securities to be sold by the Company:

a.	shares of the Company’s common stock, par value $0.0001 per share (the “Shelf Registration Common Stock”);

b.	shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);

c.	warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

d.	units representing ownership of Common Stock, Preferred Stock, Warrants or any combination thereof (the “Units”).

The Shelf Registration Common Stock (including the Offering Common Stock, as defined below), Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $200,000,000.

We also have acted as counsel to the Company in connection with the issuance and sale by the Company from time to time (the “Offering”) of up to 3,799,164 shares of Common Stock (the “Offering Common Stock”) pursuant to that certain Sales Agreement dated April 14, 2023 (the “Sales Agreement”) between the Company and Cowen and Company, LLC (the “Sales Agent”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the base prospectus included in the Registration Statement relating to the Securities (the “Base Prospectus”); (iii) the prospectus supplement included in the Registration Statement relating to the Offering (the “Prospectus Supplement”); (iv) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (v) the Amended and Restated Bylaws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”); (vi) the resolutions of the Company’s Board of Directors (the “Board”), dated April 10, 2023 (the “Board Resolutions”), which approve the Registration Statement, the Offering and the Sales Agreement, and contemplate a committee of the Board’s members and delegate thereto certain authority with respect to the Offering (the “Pricing Committee”); and (vii) the Company’s stock ledger. We have also examined and relied upon certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents and (c) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions. In addition, with respect to the opinion given in numbered paragraph 2 below, we have assumed that prior to the issuance of any of shares of Offering Common Stock, (i) the Sales Agent’s and the Company’s representatives will exercise authority delegated to such persons or bodies, as applicable, in accordance with the Board Resolutions or the Additional Resolutions (as defined below), as applicable, (ii) the Board shall have duly adopted resolutions constituting the Pricing Committee, including by designating one or more members of the Board to serve on such committee, and (iii) either the Pricing Committee or a subcommittee of its members (the “Subcommittee”) shall have duly adopted resolutions pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and the Company Organizational Documents (in either such case, the “Additional Resolutions”) (a) setting a time period during which such shares of Offering Common Stock may be issued and a minimum amount of consideration for which such shares may be issued in accordance with the DGCL, the Board Resolutions and the Company Organizational Documents and (b) to the extent that the authority to determine the precise number of shares of Offering Common Stock to be sold in the Offering, the precise timing of the sales of Offering Common Stock and the purchase price of the Offering Common Stock at the time of sale shall not be exercised by the Pricing Committee but rather by the officers of the Company and/or the Sales Agent pursuant to the Sales Agreement, delegating such authority to the officers of the Company and/or the Sales Agent. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to: (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2 and 3 below, the General Corporation Law of the State of Delaware (the “DGCL”); and (iii) solely in connection with the opinions given in numbered paragraphs 4 and 5 below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the above, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board and/or any duly authorized committee thereof shall not have rescinded or otherwise modified the Board Resolutions or any authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation incorporated, validly existing, and in good standing under the laws of the State of Delaware; (vi) at the time of the issuance of any share of Shelf Registration Common Stock or Preferred Stock under the Registration Statement or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance at the time of the issuance of any share of Shelf Registration Common Stock or Preferred Stock under the Registration Statement or upon the settlement, exercise, conversion or exchange of any other Securities; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

1. When (i) the terms of an issuance and sale of the Shelf Registration Common Stock have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) notation of the issuance of the shares of Shelf Registration Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting, warrant, unit or similar agreement which is enforceable against all parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Shelf Registration Common Stock being issued and duly authorized by the Board and/or a duly authorized committee thereof, the Shelf Registration Common Stock will be validly issued, fully paid and nonassessable.

2. When notation of the shares of Offering Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the Sales Agreement, the Offering Common Stock will be validly issued, fully paid and nonassessable.

3. Assuming the terms of the Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and such powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Company’s Certificate of Incorporation, as then in effect, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly authorized by the Board and stockholders, if applicable, and filed with the Secretary of State of the State of Delaware and become effective; and (iii) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Board and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. Assuming the form and terms of the Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including, without limitation, the Certificate of Incorporation, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5. Assuming that (A) the combination of the Securities of which the Units consist has been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof and of the stockholders, if applicable, and (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, including without limitation the Certificate of Incorporation, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Units Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Board, or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We note that the maximum number of shares of Shelf Registration Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that, at the time of the issuance of any share of Shelf Registration Common Stock or Preferred Stock under the Registration Statement or of any share of Offering Common Stock in the Offering or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in each of the Base Prospectus and the Prospectus Supplement forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus or the Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP